SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


Current Report on Form 8-K Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   October 20, 1997                   Commission File:  0-9416


                     FRANKLIN CONSOLIDATED MINING, CO., INC.

             (Exact Name of Registrant as specified in its charter)


         Delaware                                         13-2879202

(State or other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)



                   76 Beaver Street, New York, New York 10005

                    (Address of Principal Executive Offices)


Registrants Telephone Number
Including area code:                                              (212) 344-2828

Item 1.  Changes in Control of Registrant.

         See Item 5 below.


Item 2.  Acquisition or Disposition of Assets.

         See Item 5 below.



Item 5.  Other Events.

     On September 25, 1997, the Company entered into a letter of intent to acquire all certain companies owned by prominent New Jersey businessman, William
C. Martucci, in exchange for stock equal to approximately 85% of the outstanding shares of the Company. The consummation of the transactions are predicated upon the completion of customary due diligence, the execution of definitive agreements and the approval of Franklin stockholders of the transaction. The Company expects to execute a definitive agreement outlining the specifics of its agreements with Mr. Martucci in the upcoming weeks at which time it will release information regarding the same to the public.


Item 7.  Financial Statements and Exhibits.

         Financial Statements

         None

         Exhibits


         (a) Letter of Intent, dated September 25, 1997, by and between Franklin Consolidated Mining Co., Inc. and William C. Martucci

         (b) Press Release, dated October 20, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FRANKLIN CONSOLIDATED
                                              MINING CO., INC.



Dated:   October 20, 1997                    /s/ J. Terry Anderson
                                             ---------------------------------
                                             J. Terry Anderson, President

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                                    Exhibit A
                     FRANKLIN CONSOLIDATED MINING CO., INC.




                                                              September 25, 1997


Mr. William Martucci
c/o United Grocers Clearing House, Inc.
3 Dundar Road
Springfield, New Jersey 07081



Dear Mr. Martucci:

     This will confirm our understanding concerning the proposed purchase by Franklin Consolidated Mining Co., Inc., a Delaware corporation (hereinafter Franklin) of certain assets owned or controlled by you (hereinafter WM) in exchange for 85% of the common stock of Franklin (hereinafter, the Transaction). This letter does not contain all matters upon which agreement must be reached in order for the Transaction to be consummated, but is intended to bind the parties to certain of the material provisions of the Transaction. The terms of our understanding are as follows:

     1. WM shall transfer or cause to be transferred to Franklin, assets equal to the fair market value of 85% of Franklin, the value of such assets and fair market value of such percentage of the Company to be determined by the parties and their respective advisors. Franklin further agrees that it shall, upon the execution and delivery of definitive agreements and as a condition of closing of the Transaction,
                                  Page 4 of 10
cause a special meeting of its stockholders to be convened to, among other things, approve all of terms and conditions of the Transaction, effectuate a reverse stock split of Franklin common stock in a ratio to be determined by the parties hereto and its advisors, change the name of Franklin to such name as shall be determined by the parties, elect a new board of directors and appoint independent auditors of Franklin.

     2. In exchange for such assets, Franklin will, at the closing of the Transaction, cause to be issued to WM, or his nominee, such number of shares as shall equal 85% of the total issued and outstanding shares of Franklin as of the date of the closing of the Transaction.

     3. WM further agrees that he shall loan, or cause to be loaned to the Franklin such funds as may be necessary to allow Franklin to proceed with the Transaction. Franklin hereby agrees that it shall provide security for such loans in a form satisfactory to WM.

     4. The parties hereto further agree that the current directors of Franklin shall be given such compensation for their years of service as is deemed appropriate by the parties hereto.

     The parties agree that the terms and conditions of this letter are to be kept confidential and shall be treated as such until such time as the parties shall agree to publicly disclose the same. As soon as the parties shall determine that the terms of this letter should be announced publicly but not later than three business days from the date of the execution of definitive agreements, Franklin shall issue a press release in the form and substance agreeable to the parties.

     Following your signature, the parties will cause their respective officers, employees, attorneys, agents, investment bankers, accountants, and other representatives working on the Transaction to cooperate with each other with respect to the Transaction until the Transaction is consummated or negotiations with respect thereto are terminated.

     Following your signature, the parties agree that until the Transaction is consummated or negotiations with respect thereto are terminated, to conduct their respective business and operations in all respects only in the ordinary course unless otherwise consented to in writing by the other party.

     Following your signature, until the Transaction is consummated or negotiations with respect thereto are terminated, each party will afford to the officers, employees, attorneys, agents, investment bankers, accountants, and other representatives of the other party working on the Transaction free and full access to its plants, properties, books, and records, will permit them to make extracts from and copies of such books and records, and will from time to time furnish them with such additional financial and operating data and other information as to its financial condition, results of operations, business, properties, assets, liabilities, or future prospects as they from time to time may request. Each party will cause its independent certified public accountants to make available to the other party and its independent certified public accountant, the work papers relating to any audit of its financial statements in the last three years.

     Each party shall insure that all confidential information, including, but not limited to, the terms of this letter, which such party or any of its respective officers, directors, employees, attorneys, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the other party, any affiliate of the other party, or any customer or supplier of such other party or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them, in each case without the prior written consent of the other party, or in the case of the terms of this letter, without the prior consent of both parties as set forth herein; provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, (c) to the extent such information shall have otherwise become publicly available, or (d) as to WM, to disclosure by or on its behalf to existing or prospective lenders or to others whose consent may be required or desirable in connection with obtaining the financing or consents which are required or desirable to consummate the Transaction. Each party shall, and shall cause all of such other persons and entities who received confidential data from it to, deliver to the other party all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at such time as negotiations with respect to the Transaction are terminated before the parties enter into any formal agreement as contemplated by this letter of intent.

     Unless otherwise terminated in accordance with this paragraph, this letter constitutes a binding agreement among the parties and constitutes an agreement by the parties to use their best efforts to negotiate, execute and deliver of formal agreements setting forth all of the terms and conditions upon which the Transaction may be consummated. It is understood that this is a binding letter of intent and the parties hereto agree to the contents hereof and agree to proceed in good faith to work out the details of the Transaction; however, WM may, upon written notice to Franklin, terminate its obligations hereunder at any time prior to the execution of definitive agreements (hereinafter a Termination). In the event of a Termination, neither party shall have any legal obligation to the other (other than those obligations contained in the preceding paragraph of this letter, and the obligations contained in the preceding paragraph shall continue to apply after negotiations with respect to the Transaction are terminated). This letter may not be assigned by either of the parties hereto. Neither party shall be responsible for any of the other's expenses in connection with the negotiations, documents, or transactions contemplated hereby, except as otherwise contemplated herein

     If this letter accurately reflects our understanding, please so indicate by signing the original and duplicate of this letter, and returning a fully executed copy to the undersigned , so that we can promptly commence work on the formal documents relating to the Transaction.

                                                     Very truly yours,

                                                     Franklin Consolidated
                                                     Mining Co., Inc.


                                                     By: /s/ J. Terry Anderson
                                                     -------------------------
                                                             J. Terry Anderson
                                                                President

Accepted and agreed to
this 25th  day of September, 1997



/s/ William C. Martucci
----------------------------
William Martucci

                                    Exhibit B


For Immediate Release

     New York, New York October 20, 1997 - Franklin Consolidated Mining Co., Inc., a Delaware corporation (NASDAQ Symbol FKCM) announced today that it has entered into a letter of intent to acquire the outstanding shares of certain companies owned by prominent New Jersey businessman, William C. Martucci in exchange for stock equal to approximately 85% of the outstanding shares of the Company's common stock. The Company and Mr. Martucci expect to release the specific details of their shared vision within a matter of weeks.